EXHIBIT 10.3

                           UAL CORPORATION
Retirement Plan for Outside Directors, as Supplemented March 30, 1995

                       I.  Effective Date

     The provisions of this plan shall be effective for any Eligible Director (as defined below) who terminates his/her service with UAL Corporation (the "Corporation") on or after January 1, 1987 (the "Effective Date") thereto. Notwithstanding the foregoing, the provisions of this plan which become operable upon the occurrence of a Change in Control (as hereinafter defined) shall not apply to any participant who first becomes an Outside Director (as hereinafter defined) subsequent to the Change in Control which occurred on July 12, 1994 (the "Recapitalization") and who as of March 30, 1995, has not satisfied the months of service requirement entitling such participant to benefits hereunder (a "Subsequent Director"). With respect to each Subsequent Director, the plan shall be read and interpreted as if the provisions hereof pertaining to a Change in Control were deleted herefrom, and no Subsequent Director shall be entitled to any benefits under, or to enforce any provisions of, this plan that apply to or became operative as a result of a Change in Control.

                       II.  Purpose

     This Plan is designed to assist the Corporation in attracting and retaining as directors individuals of superior talent, ability and achievement.

                      III.  Eligibility

     An Eligible Director entitled to benefits under this Plan shall be any Outside Director (as defined below) of the Corporation who has served as a director for at least sixty months, and who retires from the Corporation's Board of Directors or otherwise terminates service as a member of such Board of Directors on or after the Effective Date. An Outside Director shall be a director of the Corporation who is not entitled to receive employee pension benefits from the Corporation or from any of its subsidiaries.

                       IV.  Benefits

1. An Eligible Director who retires or otherwise terminates service as a member of the Corporation's Board of Directors at or after age 70, shall receive annually for life a percentage of the annual retainer in effect for directors as of the Effective Date or as of the date of the director's retirement, whichever is greater (the "Applicable Annual Retainer"), in accordance with the following schedule based on his/her months of service as a director:

     At least 60 but less than 72 months of service   -  50%
     At least 72 but less than 84 months of service   -  60%
     At least 84 but less than 96 months of service   -  70%
     At least 96 but less than 108 months of service - 80% At least 108 but less than 120 months of service - 90%
     120 or more months of service                    - 100%

     Notwithstanding the foregoing, with respect to an Eligible Director who is an Outside Director immediately prior to a Change in Control (as defined below) and who thereafter retires or otherwise terminates service as a member of the Corporation's Board of Directors in connection with such Change in Control or at any time thereafter, and regardless of such Eligible Director's age at the time of such retirement or other termination or service, 'Applicable Annual Retainer' shall mean the greatest of (a) the annual retainer in effect for directors on January 1, 1987, (b) the annual retainer in effect or directors immediately prior to the Change in Control and (c) the annual retainer in effect for directors on the date of such retirement or other termination of service.

2. An Eligible Director who retires or otherwise terminates service prior to age 70 shall receive annually for a period equal to the lesser of (a) the number of months of his/her service as a director of the Corporation, or (b) his/her life, the percentage of the Applicable Annual Retainer (determined after giving effect to the last sentence of Section I of Article IV hereof) determined in accordance with the schedule set forth in Section 1 of Article IV hereof.

3. Benefits under this Plan shall be payable on or about the 5th day of each February, May, August and November (the "Payment
     Months"). Payments shall commence in the Payment Month immediately after an Eligible Director's retirement.

4. If a retired Eligible Director dies, leaving a surviving spouse, before receiving payments under the Plan for a period ("Minimum Payment Period") equal to the lesser of (a) 120 months, or (b) his/her months of service as a director of the Corporation, his/her surviving spouse shall be entitled to payments hereunder for a period equal to the lesser of (a) the lifetime of the surviving spouse, or (b) the balance of the Minimum Payment Period.

5. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities (such percentage ownership to be determined in the manner provided in Rule
     13-3(d)(1)(i) under the Exchange Act); or (B) during any period of two consecutive years or portion thereof (not including any period prior to the execution of this Amendment), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (A) or (C) of this Subsection) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation (or similar transaction), other than a merger or consolidation (or similar transaction) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or similar transaction (either alone or in combination with new or additional voting securities held by management of the Company and its subsidiaries) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of (I) clause (A) of the preceding sentence, beneficial ownership of securities of United Air Lines, Inc. ("United") representing 25% or more of the combined voting power of United's then outstanding securities shall be deemed to constitute such beneficial ownership of the Company and (II) clause (C) of the preceding sentence, the approval by the shareholders of United of a plan of complete liquidation of United or an agreement for the sale or disposition by United of all or substantially all of United's assets shall be deemed to constitute approval by the shareholders of the Company of such events in respect of the Company.

6. For purposes of this Article IV an Outside Director who is an Outside Director immediately prior to a Change in Control and who retires or otherwise terminates service in connection with such Change in Control or at any time thereafter (a) shall be deemed to have served as a director of the Corporation for a period of months equal to the greater of (i) his or her actual period of service plus 36 or (ii) 60 (and "his/her months of service" (as used in Section 1 above) and phrases of similar import in this Plan shall be calculated by giving effect to such deemed service) and (b) shall be deemed to be 3 years older than his/her actual age at the time of his/her retirement or other termination of service.



                       V.  Administration

     The Plan shall be administered by the Corporation's Executive Committee (the "Committee"). The Committee shall have plenary authority in its discretion, but subject to the provisions of the Plan, to interpret the Plan, and to make all determinations deemed advisable for the administration of the Plan. The determinations of the Committee shall be conclusive and binding on all interested parties.

                       VI.  Miscellaneous

1. Amendment and Termination. The Committee may amend, modify, suspend, or terminate the Plan at any time prior to the occurrence of a Change in Control, without the consent of the participants but, in the event of any such amendment, modification, suspension, or termination, benefit payments which have already accrued, are payable in the future, or are being paid, will continue in accordance with the Plan as in effect prior to such amendment, modification, suspension, or termination. Upon or subsequent to the occurrence of a Change in Control, the Committee may amend, modify, suspend or terminate the Plan only with the consent of all participants herein.

2. Rights of Directors. Neither the establishment of the Plan nor any action hereafter taken by the Corporation or the Committee shall be construed as giving to any director any vested right to a benefit from the Plan beyond the terms of the Plan.

3. Liability. Neither the Board of Directors of the Corporation nor any member of the Committee nor any person to whom any of them may delegate any duty or power in connection with administering the Plan shall be personally liable for any action or failure to act with respect to the Plan.

4. Nonassignability. Benefits payable under the Plan shall not be subject in any manner to anticipation, assignment, pledge, alienation, or charge by an Eligible Director or his/her surviving spouse; nor shall any such benefits be in any manner liable for or subject to the debts or any other liabilities of the Eligible Director or his/her surviving spouse; nor shall any interest of any Eligible Director or his/her surviving spouse under the Plan be subject to garnishment, attachment, lien, or levy of any kind.